Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of HK eBus Corporation (the “Company”) on Form 10-Q for the period ended February 28, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dianwen Ju, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of April 16, 2018.

/s/ Dianwen Ju
Dianwen Ju
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to HK eBus Corporation, and will be retained by HK eBus Corporation, and furnished to the Securities and Exchange Commission or its staff upon request.